                                                                    EXHIBIT 99.1

Contact:  Paul Muellner                                    FOR IMMEDIATE RELEASE
Chief Financial Officer
John Q. Hammons Hotels, Inc.
417-864-4300

                      JOHN Q. HAMMONS HOTELS, INC. REPORTS
                       DILUTED EARNINGS PER SHARE OF $0.57
                        FOR THE FIRST NINE MONTHS OF 2004


(SPRINGFIELD, MO., November 10, 2004) ---- John Q. Hammons Hotels, Inc. (AMEX:
JQH) today reported results for the third quarter and first nine months of 2004.

YEAR-TO-DATE RESULTS

Total revenues from continuing operations for the 2004 nine months ended October 1, 2004 were $336.2 million, an increase of 3.9% compared to the 2003 nine months ended October 3, 2003. We produced EBITDA from continuing operations for the 2004 nine months of $92.3 million, consistent with the 2003 nine months. The 2004 period included an asset impairment charge, discussed below, which had a negative effect on EBITDA from continuing operations of $3.2 million. (See attached table for reconciliation of income from continuing operations to EBITDA from continuing operations and for our definition of EBITDA from continuing operations).

Basic and diluted earnings per share for the nine months ended October 1, 2004 were $0.66 and $0.57, respectively, compared to basic and diluted earnings per share of $0.09 for the nine months ended October 3, 2003. Discontinued operations relating to the sale of the Holiday Inn Bakersfield, California had a negative effect on basic and diluted earnings per share of $0.22 and $0.19, respectively, for the 2004 nine months, compared to $0.01 in the 2003 nine months.

Net income for the 2004 nine month period was $3.4 million, up $3.0 million compared to $0.4 million for the same period in 2003. Income from continuing operations for the 2004 nine month period was $4.5 million, up $4.0 million, compared to 2003 nine months. The 2004 results included two items, which, after giving effect to minority interest, had a favorable net impact of approximately $2.8 million on the Company's income from continuing operations. One of the items was the recognition of a $0.8 million asset impairment, net of minority interest, due to our decision to sell certain non-strategic hotels and reflects the difference between the net book value, less selling costs, and the current estimated fair market value of these hotels. The other item includes $3.5 million for the recapture of the limited partners' losses we absorbed in previous quarters. An additional $4.6 million must be recaptured before the limited partners can be allocated future earnings.

Revenue Per Available Room (RevPAR) from continuing operations was $68.40 for the 2004 nine months, up 3.8% from the prior year's level of $65.91. Occupancy from continuing

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operations for the 2004 nine months was 66.9%, up 2.0%, while our Average Daily
Rate (ADR) from continuing operations was up 1.7% to $102.27.

The following represents a reconciliation of the income from continuing operations, as reported, to income from continuing operations, as adjusted (in thousands):

                                                                     THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                               OCTOBER 1, 2004   OCTOBER 3, 2003   OCTOBER 1, 2004  OCTOBER 3, 2003
                                                             ------------------- ----------------  ---------------  ---------------
Income from continuing operations, as reported                           $1,834             $213            $4,521            $517

Additions (subtractions):
Asset impairment, net $2,426 of expected minority interest                    -                -               771               -
Reallocation of minority interest earnings                               (1,416)               -            (3,539)              -
                                                             ------------------- ----------------  ---------------- ---------------
Sub total                                                                (1,416)               -            (2,768)              -
                                                             ------------------- ----------------  ---------------- ---------------

Income from continuing operations, as adjusted                             $418             $213            $1,753            $517
                                                             =================== ================  ================ ===============

EXECUTIVE COMMENTS

"As expected, we are reaping the benefits of a recovery in the economy and the industry, improving on our already solid performance," stated Mr. John Q. Hammons, Chairman and Chief Executive Officer.

THIRD QUARTER RESULTS

Total revenues from continuing operations for the three months ended October 1, 2004 were $110.4 million, an increase of 2.5% compared to the three months ended October 3, 2003. We produced EBITDA from continuing operations for the 2004 quarter of $32.0 million, up $0.7 million compared to $31.3 million in the 2003 quarter. (See attached table for reconciliation of income from continuing operations to EBITDA from continuing operations and for our definition of EBITDA from continuing operations).

Basic and diluted earnings per share for the three months ended October 1, 2004 were $0.32 and $0.27, respectively, compared to basic and diluted earnings per share of $0.03 for the three months ended October 3, 2003. Discontinued operations relating to the sale of the Holiday Inn Bakersfield, California had a negative effect on basic and diluted earnings per share of $0.03 for the 2004 quarter, compared to $0.01 in the 2003 quarter.

Net income for the 2004 third quarter was $1.7 million, compared to net income of $0.2 million for the 2003 quarter. Income from continuing operation for the 2004 quarter was $1.8 million, up $1.6 million, compared to 2003 quarter. The 2004 quarter was positively impacted by $1.4 million of the limited partners' losses we absorbed in previous quarters due to the inability of the limited partners' net contribution to fall below zero.

Revenue Per Available Room (RevPAR) from continuing operations was $69.84 for the 2004 quarter, up 3.3% from the prior year's level of $67.62. Occupancy from continuing operations

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for the 2004 quarter was 68.1%, up 0.6% from prior year, while our Average Daily
Rate (ADR) from continuing operations was up 2.6% to $102.49.

FINANCING AND INVESTING ACTIVITIES

Since the beginning of 2003, we have reduced total debt by over $39 million, including scheduled principal amortization. In the 2004 nine month period, we have reduced debt by almost $14 million. We utilized the proceeds from the sale of Holiday Inn Bakersfield, California to pay down debt, in addition to regularly scheduled principal payments. Our current portion of long-term debt ($8.4 million) is attributable to scheduled principal amortization on various individual hotel mortgages.

OPERATIONS OUTLOOK

As expected, the industry has continued to recover throughout 2004, generating RevPAR and EBITDA above our 2003 levels. This recovery should continue to enhance our cash generation and produce favorable results as we focus on operational efficiencies into 2005. We expect to produce fourth quarter results above prior year's levels, which should allow us to exceed 2003 full-year results.

Although we are not developing new hotels, Mr. Hammons personally has numerous projects in various stages of development, which we will manage upon completion, including properties in St. Charles and Springfield, Missouri; Frisco, Texas; Albuquerque, New Mexico; and Hampton, Virginia. Mr. Hammons opened properties in Junction City, Kansas in September and in North Charleston, South Carolina in October.

John Q. Hammons Hotels, Inc. is a leading independent owner and manager of affordable upscale, full service hotels located primarily in key secondary markets. We own 46 hotels located in 20 states, containing 11,370 guest rooms or suites, and manage 14 additional hotels located in nine states, containing 3,158 guest rooms or suites. The majority of these 60 hotels operate under the Embassy Suites, Holiday Inn and Marriott trade names. Most of our hotels are located near a state capitol, university, convention center, corporate headquarters, office park or other stable demand generator. A copy of this press release announcing our earnings as well as other financial information will be available in the Investor Relations section of our website at www.jqhhotels.com.

NOTE -- FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, regarding, among other things, our operations outlook, business strategy, prospects and financial position. These statements contain the words "believe," "anticipate," "estimate," "expect," "forecast," "project," "intend," "may," and similar words. These forward-looking statements are

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not guarantees of future performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others:

         o General economic conditions, including the speed and strength of the economic recovery;

         o        The impact of any serious communicable diseases on travel;

         o        Competition;

         o Changes in operating costs, particularly energy and labor costs;

         o Unexpected events, such as the September 11, 2001 terrorist attacks, or outbreaks of war;

         o Risks of hotel operations, such as hotel room supply exceeding demand, increased energy and other travel costs and general industry downturns;


         o        Seasonality of the hotel business;

         o        Cyclical over-building in the hotel and leisure industry;

         o Requirements of franchise agreements, including the right of some franchisors to immediately terminate their respective agreements if we breach certain provisions; and

         o Costs of complying with applicable state and federal regulations.

         These risks and uncertainties should be considered in evaluating any forward-looking statements contained in this press release. We undertake no obligation to update or revise publicly any forward looking statement, whether as a result of new information, future events or otherwise, other than as required by law.


                             - - Tables Attached - -

                          JOHN Q. HAMMONS HOTELS, INC.
                                  AND COMPANIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                       (000's omitted, except share data)



                                                                      THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                OCTOBER 1, 2004  OCTOBER 3, 2003  OCTOBER 1, 2004  OCTOBER 3, 2003
                                                                ---------------  ---------------  ---------------  ---------------
REVENUES:
    Rooms                                                       $    72,267      $    69,975      $   212,320      $   204,616
    Food and beverage                                                25,614           25,760           84,072           81,374
    Meeting room rental, related party management fee and
    other                                                            12,524           11,983           39,789           37,653
                                                                -----------      -----------      -----------      -----------
      Total revenues                                                110,405          107,718          336,181          323,643

OPERATING EXPENSES:
    Direct operating costs and expenses:
      Rooms                                                          18,610           17,161           53,002           49,988
      Food and beverage                                              20,434           19,836           64,737           62,903
      Other                                                             577              693            1,757            2,065

    General, administrative, sales and management service
    expenses                                                         34,225           34,261          107,085          102,960

    Repairs and maintenance                                           4,564            4,512           14,060           13,388

    Asset impairment                                                     --               --            3,197               --

    Depreciation and amortization                                    13,402           12,658           37,094           37,407
                                                                -----------      -----------      -----------      -----------

      Total operating expenses                                       91,812           89,121          280,932          268,711
                                                                -----------      -----------      -----------      -----------

INCOME FROM OPERATIONS                                               18,593           18,597           55,249           54,932

OTHER INCOME (EXPENSE):
    Other income                                                        193               --              193              175
    Interest income                                                     171              143              448              477
    Interest expense and amortization of deferred financing
    fees                                                            (17,090)         (17,411)         (51,225)         (52,617)
    Extinguishment of debt costs                                         --             (318)              --             (318)
                                                                -----------      -----------      -----------      -----------

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY
     INTEREST AND PROVISION FOR INCOME TAXES
                                                                      1,867            1,011            4,665            2,649
    Minority interest in earnings of partnership                         --             (768)              --           (2,012)
                                                                -----------      -----------      -----------      -----------

INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION
    FOR INCOME TAXES                                                  1,867              243            4,665              637
    Provision for income taxes                                          (33)             (30)            (144)            (120)
                                                                -----------      -----------      -----------      -----------

INCOME FROM CONTINUING OPERATIONS                                     1,834              213            4,521              517
    Discontinued operations                                            (171)             (50)          (1,131)             (68)
                                                                -----------      -----------      -----------      -----------

NET INCOME ALLOCABLE TO THE COMPANY                             $     1,663      $       163      $     3,390      $       449
                                                                ===========      ===========      ===========      ===========

BASIC EARNINGS (LOSS) PER SHARE:
    Income from continuing operations                           $      0.35      $      0.04      $      0.88      $      0.10
    Discontinued operations                                           (0.03)           (0.01)           (0.22)           (0.01)
                                                                -----------      -----------      -----------      -----------
      Net earnings allocable to Company                         $      0.32      $      0.03      $      0.66      $      0.09
                                                                ===========      ===========      ===========      ===========

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                         5,195,095        5,094,778        5,149,828        5,089,445
                                                                ===========      ===========      ===========      ===========

DILUTED EARNINGS (LOSS) PER SHARE:
    Income from continuing operations                           $      0.30      $      0.04      $      0.76      $      0.10
    Discontinued operations                                           (0.03)           (0.01)           (0.19)           (0.01)
                                                                -----------      -----------      -----------      -----------
      Net earnings allocable to Company                         $      0.27      $      0.03      $      0.57      $      0.09
                                                                ===========      ===========      ===========      ===========

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING                       6,113,229        5,384,894        5,961,429        5,262,806
                                                                ===========      ===========      ===========      ===========








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                          JOHN Q. HAMMONS HOTELS, INC.
                                  AND COMPANIES
       (AMOUNTS IN THOUSANDS EXCEPT EARNINGS PER SHARE AND OPERATING DATA)


                                                             THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                       OCTOBER 1, 2004   OCTOBER 3, 2003    OCTOBER 1, 2004     OCTOBER 3, 2003
                                                       ---------------   ---------------    ---------------     ---------------
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS
TO EBITDA FROM CONTINUING OPERATIONS:
Income from continuing operations                      $  1,834            $    213            $  4,521            $    517
Provision for income taxes                                   33                  30                 144                 120
Minority interest in earnings of partnership                  0                 768                   0               2,012
Interest expense and amortization of deferred            17,090              17,411              51,225              52,617
financing fees
Interest income                                            (171)               (143)               (448)               (477)
Other income                                               (193)                  0                (193)               (175)
Depreciation and amortization                            13,402              12,658              37,094              37,407
Extinguishment of debt costs                                  0                 318                   0                 318
                                                       --------            --------            --------            --------
EBITDA from continuing operations (a) (b)              $ 31,995            $ 31,255            $ 92,343            $ 92,339
                                                       ========            ========            ========            ========
EBITDA MARGIN (% OF TOTAL REVENUE)                         29.0%               29.0%               27.5%               28.5%



(a) EBITDA from continuing operations is defined as income from continuing operations before interest income and expense, income tax expense, depreciation and amortization, minority interest, extinguishment of debt costs and other income. Management considers EBITDA to be one measure of operating performance for the Company before debt service that provides a relevant basis for comparison, and EBITDA is presented to assist investors in analyzing the performance of the Company. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States, nor should it be considered as an indicator of the overall financial performance of the Company. The Company's calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.


(b) EBITDA from continuing operations for the 2004 nine months includes an Asset Impairment charge of $3.2 million.



                                                             THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                       OCTOBER 1, 2004   OCTOBER 3, 2003    OCTOBER 1, 2004     OCTOBER 3, 2003
                                                       ---------------   ---------------    ---------------     ---------------
TOTAL OWNED HOTELS:
Occupancy from continuing operations                        68.1%              67.7%             66.9%                  65.6%
Average Room Rate from continuing operations           $   102.49          $   99.88          $ 102.27            $   100.54
RevPAR (Room Revenue per available room) from
continuing operations                                  $    69.84          $   67.62          $  68.40            $    65.91


                                                                       OCT. 1,           JAN. 2,       JAN. 3,
                                                                        2004              2004          2003
                                                                      --------------------------------------------
SELECTED BALANCE SHEET DATA
---------------------------
Current Assets                                                         $ 92,927          $ 54,022        $ 52,020

Total Assets                                                           $830,790          $822,183        $859,972

Current Liabilities Excluding Debt                                     $ 62,341          $ 41,043        $ 40,789

Current Portion of Long-Term Debt                                      $  8,412          $  7,423        $ 13,683

Total Long-Term Debt Including Current Portion                         $767,148          $781,072        $806,342

Total Cash and Equivalents, Restricted Cash and
     Marketable Securities                                             $101,546          $ 61,222        $ 50,368

Net Debt (Total Long-Term Debt less Total Cash and
     Equivalents, Restricted Cash and Marketable Securities)           $665,602          $719,850        $755,974
